Exhibit 11.1

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


                                                     WIRELESS TELECOM GROUP, INC.
                                                   COMPUTATION OF PER SHARE EARNINGS
                                                              (Unaudited)



                                                       For the Three Months            For the Six Months
                                                          Ended June 30,                 Ended June 30,
                                                          --------------                 --------------
                                                      2004              2003         2004               2003
                                                      ----              ----         ----               ----

Net Income                                        $646,917            $ 367,326   $834,785          $ 485,470
                                                  ========            =========   ========          =========

BASIC EARNINGS:

Weighted average number of common shares
     outstanding                                17,161,361           16,886,865 17,080,168        16,869,008
                                                ==========           ========== ==========        ==========

Basic earnings per common share                     $ 0.04                $0.02     $ 0.05             $0.03
                                                    ======                =====     ======             =====

DILUTED EARNINGS:

Weighted average number of common shares
     outstanding                                17,161,361           16,886,865 17,080,168        16,869,008
Assumed exercise of stock options                  414,830              137,858    520,263           101,256
                                                   -------              -------    -------           -------

Weighted average number of common shares
     outstanding, as adjusted                   17,576,191           17,024,723 17,600,431       16,970,264
                                                ==========           ========== ==========       ==========

Diluted earnings per common share                   $ 0.04                $0.02     $ 0.05            $0.03
                                                    ======                =====     ======            =====

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